UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2007

                             UNIVERSAL TRAVEL GROUP
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                                     ------
                 (State or Other Jurisdiction of Incorporation)

             000-51516                                    90-0296536
     ------------------------                  ---------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)

              10940 Wilshire Blvd. Suite 1600 Los Angeles, CA 90024
               (Address of Principal Executive Offices) (Zip Code)

                                  310-443-4151
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On April 10, 2007, Universal Travel Group (the "Registrant", or "UTVG"), Full Power Enterprises Global Ltd. ("FPEG") , Shenzhen Yu Zhi Lu Aviation Service Company Limited ("YZL"), Shenzhen Speedy Dragon Enterprise Limited ("SSD"), and Xiangsheng Song ("Song"), the sole shareholder of SSD, entered into a Share Exchange Agreement (the "Share Exchange Agreement") pursuant to which YZL acquired 100% of the stock of SSD in a stock and cash transaction valued at approximately US $4,000,000. The consummation of the Agreement was previously reported in the Registrant's Report on Form 8-k of April 10, 2007. This Report is being filed on Form 8-KA to include the financial information required to be filed as a result of the Registrant's acquisition of SSD.

Item 9.01. Financial Statements and Exhibits

      a) Financial Statements of a Business Acquired.

      Financial Statements for SSD, the company acquired as discussed in Item 2.01, supra, are attached hereto as Exhibit 99.01.

      b) Pro Forma Financial Information.

      Pro Forma Financial Statements for SSD.

Exhibits

10.01 Share Exchange Agreement Dated April 10, 2007 (incorporated by reference to Exhibit 10.01 of the Registrant's Form 8-K dated April 10, 2007).
99.01          Financial Statements for SSD for the Years Ended December 31,
               2006 and 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2007                 UNIVERSAL TRAVEL GROUP


                                     /s/ Jiangping Jiang
                                     -------------------------------------------
                                     Name: Jiangping Jiang
                                     Title: Chairman and Chief Executive Officer